UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/14/2008

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2008, NutriSystem, Inc. ("NutriSystem") announced that Joe Redling, NutriSystem's President and CEO, was unanimously elected by the Board to serve as Chairman. NutriSystem also announced that Mike Hagan, the Company's non-executive Chairman, will step down from the Board of Directors, effective immediately. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01.    Other Events

On November 17, 2008, NutriSystem announced that it has entered into an agreement with Schwan's Home Service, Inc., the home delivery division of The Schwan Food Company, for the development and distribution of frozen foods under the NutriSystem brand. Through this alliance, NutriSystem and Schwan's Home Service will create NutriSystem Select, a new line of frozen foods that will enhance NutriSystem's tradition of effective weight loss and weight management. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

The following is a list of the exhibits filed as a part of this Form
8-K:

    Exhibit Number    Description of Exhibit

      99.1                   Press release, dated November 14, 2008, announcing the appointment of Joe Redling to the NutriSystem Board of Directors.

      99.2                   Press release, dated November 17, 2008, announcing the alliance between NutriSystem and Schwan's Home Delivery Service.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: November 17, 2008	By:	/s/ David D Clark
David D Clark
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated November 14, 2008 announcing the appointment of Joe Redling to the NutriSystem Board of Directors
EX-99.2	Press Release, dated November 17, 2008 announcing the alliance between NutriSystem and Schwan's Home Delivery